Exhibit 10.1
D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.
745 5th Avenue, 18th Floor
New York, New York 10151
September 19, 2007
PRC Williston LLC
777 Post Oak Blvd.
Suite 910
Houston, Texas 77056
Attention: Wayne P. Hall, Chief Executive Officer

Re:	Credit Agreement dated as of February 16, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PRC Williston LLC (the “Borrower”) D. B. Zwirn Special Opportunities Fund, L.P., as Administrative Agent (“Administrative Agent”) and the financial institutions that are or may become lenders thereunder (“Lenders”).
Ladies and Gentlemen:
     Reference is hereby made to the Credit Agreement for all purposes. Any capitalized term used herein that is not defined herein shall have the meaning attributed to it in the Credit Agreement. Unless otherwise noted herein, all references to sections herein shall refer to sections in the Credit Agreement. Borrower has requested that the Lenders and the Administrative Agent extend the date of the prepayment of the Loans required pursuant to Section 9.23 and has further requested that the Lenders and Administrative Agents provide an additional $7,400,000 (“Additional Capital”) of funding, $5,400,000 of which to be used to fund Borrower’s operations in North Dakota as further described on Schedule 1 attached hereto and 2,000,000 to fund general corporate purposes. Administrative Agent and the Lenders agree to extend the date that any prepayment required under Section 9.23 is due until November 30, 2007 (“Repayment Date”) and to advance the Additional Capital subject to the terms of this Letter Agreement.
     In consideration for extending the prepayment date provided for in Section 9.23 and for providing the Additional Capital, Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders fees comprised of $125,000 (“Postponement Fee”) plus $500,000 (“Bridge Commitment Fee”). Such Postponement Fee and Bridge Commitment Fee shall be deemed to be earned and payable as of the date of this Letter Agreement. Borrower will pay to the Administrative Agent the Postponement Fee and the Bridge Commitment Fee on the date of this Letter Agreement and Lenders agree that they will make an advance to the Borrower under the Credit Agreement, which will be a Loan for all purposes under the Credit Agreement, in order for the Borrower to pay the Postponement Fee and the Bridge Commitment Fee. In

addition to the $5,000,000 Borrower is required to pay under Section 9.23, Borrower also agrees to prepay an additional $2,000,000 of the Additional Capital pursuant to Section 9.23 (a total of $7,000,000) as amended by this Letter Agreement. The prepayment of the Loans required under Section 9.23 shall be made through a payment outside of the waterfall payments provided for in Article VI of the Credit Agreement. Such prepayment that is required under Section 9.23 will come from a capital contribution of the holders of the Equity Interest of the Borrower and will be in addition to and not in substitution of any payments under Article VI of the Credit Agreement. Failure to make the prepayment required by Section 9.23 by the Repayment Date shall constitute an Event of Default under Credit Agreement. This Letter Agreement shall be deemed a Loan Document for all purposes.
     Except for the waivers and extensions as specifically provided for herein, Borrower acknowledges and agrees that there are no other amendments, modifications or waivers with respect to the Credit Agreement and that the Credit Agreement remains in full force and effect as originally entered into. This Letter Agreement shall be deemed a Loan Document for all purposes.
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     If the foregoing is acceptable to you please indicate your acknowledgement and agreement to the terms and provisions of this Letter Agreement by executing this Letter Agreement in the space provided below.

Sincerely,

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., as Administrative Agent

		By:	D.B. Zwirn Partners, LLC, its general partner

		By:	/s/ David C. Lee

		Name:	David C. Lee

		Title:	Authorized Signatory

AGREED TO AND ACCEPTED THIS 19th DAY OF SEPTEMBER, 2007:

PRC WILLISTON LLC

By:	/s/ Donald L. Kirkendall

Name:	Donald L. Kirkendall

Title:	President

Schedule 1

Amount	Purpose

$1,320,000	Completion of water injection wells

1,760,000	Shorter term capital for development of Borrower’s Oil and Gas Properties

1,820,000	Longer term capital for development of Borrower’s Oil and Gas Properties

500,000	Payment of development costs incurred by Borrower but not funded by Lenders